Exhibit 99.1

  The Middleton Doll Company Reports Fourth Quarter and 2003 Results


    PEWAUKEE, Wis.--(BUSINESS WIRE)--Feb. 26, 2004--The Middleton Doll Company (Nasdaq:DOLL) today reported a net loss of $561,616 or $0.15 per diluted share for the fourth quarter of 2003, compared to net income of $1,131,139 or $0.30 per diluted share for the same period in 2002. The company's consumer products subsidiary reported a loss of $305,978 for the fourth quarter of 2003 and the financial services subsidiary reported a loss of $255,638 for the period.
    For the full year, the company reported a loss of $661,742 or $0.18 per diluted share, compared to net income of $3,203,016 or $0.86 per diluted share in 2002. The consumer products subsidiary reported a loss of $2,284,175 and the financial services subsidiary reported earnings of $1,622,433 for 2003.
    George R. Schonath, president and chief executive officer of The Middleton Doll Company, said that despite the losses in the financial services subsidiary in the fourth quarter, the company's taxable income for 2003 was sufficient to pay its quarterly cash dividend payments to shareholders in 2003.
    "In our consumer products subsidiary, Lee Middleton Original Doll's unit sales increased 17% for the period from June through December 2003, compared to the same period in 2002. The increase was the result of price reductions on the company's line of Artist Studio Collection(TM) dolls announced in June 2003," said Schonath.
    "We are evaluating additional strategies to reduce costs and are developing new products to improve Lee Middleton's competitive position in the marketplace. We believe that by reducing costs and developing new products, Lee Middleton should be positioned to increase sales and improve its financial performance in the future," said Schonath.
    "Although this is a very difficult period for the collectible doll industry, we are encouraged by the increase in unit sales. The lifelike designs and high quality of Lee Middleton dolls make them the collectible dolls of choice in the market. We believe we have the products and strategies in place to weather this storm in the industry and profitably grow the company over the long term," said Schonath.
    "In addition, we will continue to pursue legal action to prevent the sale of certain dolls manufactured in China that we believe infringe on Lee Middleton's copyrights and other intellectual property. We are pleased to have settled our disputes with several defendants," said Schonath.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer, manufacturer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com


                      The Middleton Doll Company
                           (NASDAQ/NMS:DOLL)
                              (Unaudited)

                      Three months ended        Twelve months ended
                   ------------------------- -------------------------
                         December 31,               December 31,
                         ------------               ------------
                       2003         2002         2003         2002
                       ----         ----         ----         ----

STATEMENTS OF
OPERATIONS BY SEGMENT
---------------------
Consumer Products:
Net sales          $ 6,016,512  $ 7,612,018  $17,604,836  $23,463,333
Cost of sales        3,716,870    4,571,710   11,449,356   13,910,220
                   ------------ ------------ ------------ ------------
  Gross profit       2,299,642    3,040,308    6,155,480    9,553,113
Other expenses
 (income):
  Operating expenses 2,623,387    2,852,862    8,646,985    9,756,737
  Interest/rental
   expense to parent    88,364      158,639      747,524      590,088
  Management fees
   to parent           107,267      114,149      449,267      438,909
  Other expense
   (income)             (2,479)      29,394      (12,566)     127,835
  Income tax expense
   (benefit)          (207,881)    (683,225)  (1,368,698)  (1,164,478)
  Minority interest
   in earnings of
   subsidiary           (3,038)      11,800      (22,857)      84,129
                   ------------ ------------ ------------ ------------

    Total other
     expenses        2,605,620    2,483,619    8,439,655    9,833,220
Net (loss) income  $  (305,978) $   556,689  $(2,284,175) $  (280,107)
                   ============ ============ ============ ============

Financial Services:
Net rental/interest
 income:
  Interest on
   loans           $   679,247  $ 1,046,299  $ 3,258,164  $ 4,849,362
  Rental income        573,246      859,439    3,074,479    3,636,388
  Interest/rental
   income from
   subsidiary           88,364      158,639      747,524      590,088
  Interest expense    (631,018)    (775,134)  (2,869,363)  (3,699,308)
                   ------------ ------------ ------------ ------------
    Total net
     rental/interest
     income            709,839    1,289,243    4,210,804    5,376,530
Other income:
  Other income          53,086       30,717      178,950      209,230
  Management fees
   from subsidiary     107,267      114,149      449,267      438,909
  Gain on sale of
   swap contract             -            -      484,304      747,000
  Gain on sale of
   property                  -      150,713      518,967    1,186,961
                   ------------ ------------ ------------ ------------
    Total other
     income            160,353      295,579    1,631,488    2,582,100
Other expenses:
  Depreciation
   expense on leased
   properties          188,477      197,965      771,451      825,244
  Other operating
   expenses            711,078      399,597    2,093,306    1,806,378
  Income tax expense
   (benefit)                 -       53,382      183,695      406,173
                   ------------ ------------ ------------ ------------
    Total other
     expenses          899,555      650,944    3,048,452    3,037,795

Preferred stock
 dividends expense     226,275      359,428    1,171,407    1,437,712
                   ------------ ------------ ------------ ------------
Net (loss) income  $  (255,638) $   574,450  $ 1,622,433  $ 3,483,123
                   ============ ============ ============ ============

STATEMENTS OF OPERATIONS - COMBINED
-----------------------------------
Net (loss) income:
  Consumer
   Products        $  (305,978) $   556,689  $(2,284,175) $  (280,107)
  Financial
   Services           (255,638)     574,450    1,622,433    3,483,123
                   ------------ ------------ ------------ ------------
Net (loss) income
 available to common
 shareholders      $  (561,616) $ 1,131,139  $  (661,742) $ 3,203,016

(Loss) Earnings Per
 Share - Basic     $     (0.15) $      0.30  $     (0.18) $      0.86
(Loss) Earnings Per
 Share - Diluted   $     (0.15) $      0.30  $     (0.18) $      0.86

Average shares
 outstanding -
 Basic               3,727,589    3,727,589    3,727,589    3,727,589
Average shares
 outstanding -
 Diluted             3,727,589    3,727,589    3,731,484    3,727,589


    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300